Exhibit 5.2

24 August 2018

To:                             nVent Electric plc

The Mille

1000 Great West Road, 8th Floor (East)

London, TW8 9DW

United Kingdom

Re:                            nVent Electric plc incorporated in Ireland under registered number 605257 having its registered office at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland (the “Company”)

Dear Sirs,

1.                                      Basis of Opinion

1.1                               We act as solicitors in Ireland for the Company. We have been requested to furnish this Opinion in connection with the filing by nVent Finance S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) (the “Issuer”) and the Company of a Registration Statement on Form S-4 (the “Registration Statement”), including the prospectus constituting a part thereof, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to an offer to exchange (the “Exchange Offer”) all of the outstanding unregistered 3.950% Senior Notes due 2023 and all of the outstanding unregistered 4.550% Senior Notes due 2028 issued by the Issuer for new, registered 3.950% Senior Notes due 2023 and 4.550% Senior Notes due 2028 (collectively, the “New Notes”), which are subject to the Registration Statement. The New Notes will be fully and unconditionally guaranteed as to the due and punctual payment of the principal of, premium, if any, and interest and additional amounts, if any, on the New Notes (the “New Note Guarantees”) by the Company.  This Opinion is issued in connection with the foregoing and in connection with the entry into of the Transaction Documents (as defined in the Schedule hereto) by the Company (the “Transaction”).

1.2                               This Opinion is given on the basis that our client is the Company.  For the purposes of giving this Opinion, we have taken instructions solely from Foley & Lardner LLP (United States counsel for the Company).

1.3                               This Opinion is confined to and given in all respects on the basis of the laws of Ireland in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as they affect any jurisdiction other than Ireland.  We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Transaction Documents or the Transaction.

1.4                               This Opinion is also strictly confined to:

(a)                                 the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter;

(b)                                 the Transaction Documents (and no other documents whatsoever) and the Searches (see paragraph 1.8 below),

and is subject to the assumptions and qualifications set out below.

In giving this Opinion, we have relied upon the Corporate Certificate (as defined in the Schedule) and the Searches (see paragraph 1.8 below) and we give this Opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.

1.5                               No opinion is expressed as to the taxation consequences of the Transaction Documents or the Transaction.

1.6                               For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Transaction Documents.

1.7                               All words and phrases defined in the Transaction Documents and not defined herein shall have the same meanings herein as are respectively assigned to them in the Transaction Documents.  References in this Opinion to:

(a)                                 the “Companies Act” means the Companies Act 2014;

(b)                                 the “CRO” means the Irish Companies Registration Office;

(c)                                  “Ireland” means Ireland exclusive of Northern Ireland; and

(d)                                 the “Searches” means the searches listed in paragraph 1.8.

1.8                               For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 26 March 2018 and 24 August 2018:

(a)                                 on the file of the Company maintained by the Registrar of Companies in the CRO for mortgages, debentures, or similar charges or notices thereof and for the appointment of any examiner, receiver or liquidator;

(b)                                 in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;

(c)                                  in the Central Office of the High Court for any petitions filed in respect of the Company;

(d)                                 in the Central Office of the High Court for any proceedings filed against the Company; and

(e)                                  on the register of persons disqualified or restricted from acting as directors of companies incorporated in Ireland, which is maintained by the Registrar of Companies in the CRO, against the names of the current directors of the Company as identified in the search results referred to in sub-paragraph (a) above.

1.9                               This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof). This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law, which may occur after the date of this Opinion.

2.                                      Opinion

Subject to the assumptions and qualifications set out in this Opinion, we are of the opinion that:

Capacity, Authority and Status

2.1                               The Company is a public limited company and is duly incorporated and validly existing under the laws of Ireland.

2.2                               The Company has the necessary corporate power and authority under its Constitution to execute and deliver the Indenture and New Note Guarantees (each as defined in the Schedule hereto) and to perform its obligations thereunder in accordance with the terms of the Indenture and New Note Guarantees.

2.3                               All necessary corporate action required on the part of the Company to authorise the execution and delivery of the Indenture and New Note Guarantees and the performance by the Company of its obligations under the Indenture and New Note Guarantees has been duly taken.

2.4                               The Indenture has been duly executed and delivered by the Company.

2.5                               Subject to the assumptions set out at paragraph 3.20 of this Opinion, when executed and delivered in the form contemplated by the Indenture and issued and exchanged upon the terms set forth in the Exchange Offer, the New Note Guarantees will have been duly executed and delivered by the Company.

3.                                      Assumptions

For the purpose of giving this Opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Authenticity and bona fides

3.1                               The truth, completeness, accuracy and authenticity of all copy letters, resolutions, certificates, permissions, minutes, authorisations and all other documents of any kind submitted to us as originals or copies of originals, and (in the case of copies) conformity to the originals of copy documents, the genuineness of all signatures, stamps and seals thereon that any signatures are the signatures of the persons who they purport to be and that each original was executed in the manner appearing on the copy.

3.2                               That the Transaction Documents have been executed in a form and content having no material difference to the final drafts provided to us and have been delivered by the parties thereto and are not subject to any escrow arrangements.

3.3                               That the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout, that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions have not been amended or rescinded and are in full force and effect.

3.4                               That each director of the Company has disclosed any interest which he may have in the Transaction in accordance with the provisions of the Companies Act and the Constitution of the Company and none of the directors of the Company has any interest in the Transaction except to the extent permitted by the Constitution of the Company.

3.5                               The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the Transaction Documents and their respective officers, employees, agents and (with the exception of Arthur Cox) advisers.

3.6                               That, based only on the searches referred to in paragraph 1.8(e), no person who has been appointed or acts in any way, whether directly or indirectly, as a director or secretary of, or who has been concerned in or taken part in the promotion of, the Company has:

(a)                                 been the subject of any declaration, order or deemed order for disqualification or restriction under the Companies Act (including Part 14, Chapters 3 and 4 thereof) or any analogous legislation; or

(b)                                 received any notice under the Companies Act (including Part 14, Chapter 5 thereof) or any analogous legislation regarding a disqualification or restriction undertaking.

Accuracy of Searches and the Corporate Certificate

3.7                               The accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such search been altered.  In this connection, it should be noted that:

(a)                                 the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for;

(b)                                 the position reflected by the Searches may not be fully up-to-date; and

(c)                                  searches at the CRO do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or its assets.

3.8                               The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Corporate Certificate (as defined in the Schedule hereto) at the time they were made and at all times thereafter.

Commercial Benefit

3.9                               That the Transaction Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interests and for their respective corporate benefit.

No other information and compliance

3.10                        That the Transaction Documents are all the documents relating to the subject matter of the Transaction (for the purposes of this Opinion) and that there are no agreements or arrangements of any sort in existence between the parties to the Transaction Documents and/or any other party which in any way amend or vary or are inconsistent with the terms of the Transaction Documents or in any way bear upon or are inconsistent with the opinions stated herein.

Authority, Capacity and Execution

3.11                        That:

(a)                                 no party to the Transaction Documents  is a “consumer” for the purposes of Irish law or a “personal consumer” for the purposes of the Central Bank of Ireland’s Consumer Protection Code 2012;

(b)                                 the parties to the Transaction Documents (other than the Company to the extent opined on herein) are duly incorporated and validly in existence and they and their respective signatories have the appropriate capacity, power and authority to execute the Transaction Documents to which they are a party, to exercise and perform their respective rights and obligations thereunder and to render those Transaction Documents and all obligations thereunder legal, valid, binding and enforceable on them; and

(c)                                  each party to the Transaction Documents (other than the Company to the extent opined on herein) has taken all necessary corporate action and other steps to execute, deliver, exercise and perform the Transaction Documents to which it is a party and the rights and obligations set out therein.

3.12                        That the execution, delivery and performance of the Transaction Documents:

(a)                                 does not and will not contravene the laws of any jurisdiction outside Ireland;

(b)                                 does not and will not result in any breach of any agreement, instrument or obligation to which the Company is a party; and

(c)                                  is not and will not be illegal or unenforceable by virtue of the laws of any jurisdiction outside Ireland.

3.13                        That the Company was not mistaken in entering into the Transaction Documents as to any material relevant fact.

3.14                        That the Transaction Documents constitute legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms under the laws of any relevant jurisdiction other than Ireland insofar as opined on herein.

Solvency and Insolvency

3.15                        That:

(a)                                 the Company was not unable to pay its debts within the meaning of Sections 509(3) and 570 of the Companies Act or any analogous provision under any applicable laws immediately after the execution and delivery of the Transaction Documents;

(b)                                 the Company will not, as a consequence of doing any act or thing which any Transaction Document contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of such Sections or any analogous provisions under any applicable laws;

(c)                                  no liquidator, receiver or examiner or other similar or analogous officer has been appointed in relation to the Company or any of its assets or undertaking; and

(d)                                 no petition for the making of a winding-up order or the appointment of an examiner or any similar officer or any analogous procedure has been presented in relation to the Company.

Financial Assistance and Connected Transactions.

3.16                        The Company is not by entering into the Transaction Documents or performing its obligations thereunder, providing financial assistance for the purpose of an acquisition (by way of subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in the Company or its holding company which would be prohibited by Section 82 of the Companies Act.

3.17                        That none of the transactions contemplated by the Transaction Documents are prohibited by virtue of Section 239 of the Companies Act, which prohibits certain transactions between companies and its directors or persons connected with its directors.

Foreign Laws

3.18                        That as a matter of all relevant laws (other than the laws of Ireland):

(a)                                 all consents, approvals, notices, filings, recordations, publications, registrations and other steps necessary or desirable to permit the execution, delivery (where relevant) and performance of the Transaction Documents or to perfect, protect or preserve any of the interests created by the Transaction Documents have been obtained, made or done, or will be obtained, made or done, within any relevant time period(s); and

(b)                                 the legal effect of the Transaction Documents, and the Transaction, and the creation of any interest the subject thereof will, upon execution and, where relevant, delivery of the Transaction Documents be effective.

Governing law and jurisdiction

3.19                        That under all applicable laws (other than those of Ireland):

(a)                                 the choice of the laws of the State of New York as the governing law of the Transaction Documents (to the extent that they are expressed to be governed by the laws of the State of New York) is a valid and binding selection which will be upheld, recognised and given effect by the courts of any relevant jurisdiction (other than those of Ireland); and

(b)                                 the submission of each party to the Transaction Documents to the jurisdiction of the courts of the State of New York (to the extent that they are so expressed) is valid and binding and will be upheld, recognised and given effect by the courts of any relevant jurisdiction (other than those of Ireland).

New Note Guarantees

3.20                        That on the date of execution of the New Note Guarantees:

(a)                                 the Constitution of the Company will not have been amended from the form of the Constitution of the Company attached to the Corporate Certificate;

(b)                                 the results of searches equivalent to the Searches carried out in respect of the Company would be identical to the results of such Searches;

(c)                                  the New Note Guarantees will be executed by an Authorised Officer (as that term is defined in the Resolutions (as that term is defined in the Schedule hereto));

(d)                                 the Resolutions will not have been amended or revoked and will be in full force and effect.

4.                                      Qualifications

The opinions set out in this Opinion are subject to the following reservations:

General Matters

4.1                               We express no opinion as to whether the Transaction Documents breach any other agreement or instrument.

4.2                               A particular course of dealing among the parties or an oral amendment, variation or waiver may result in an Irish court finding that the terms of the Transaction Documents have been amended, varied or waived even if such course of dealing or oral amendment, variation or waiver is not reflected in writing among the parties.

4.3                               No opinion is expressed on the irrevocability of any power of attorney under the Transaction Documents.

4.4                               No opinion is expressed on any deed of assignment, transfer, accession or similar document executed after the date of this opinion in relation to any of the rights and obligations contained in the Transaction Documents.

4.5                               No opinion is expressed on any deed or agreement envisaged by the Transaction Documents to be entered at a future date or any future action taken by a party under the Transaction Documents.

Due Diligence and Searches

4.6                               We have not investigated the nature of or the title to property and assets the subject of the Transaction Documents or insurance, merger/competition, regulatory or environmental status or compliance nor have we considered any implications or perfection or other requirements arising in respect thereof. Other than the Searches, we have not conducted any other searches whatsoever.  We have conducted no due diligence nor checked the regulatory status or compliance of the Company or any of its affiliates or shareholders, or banks, or any other person. We have not conducted any due diligence on the status of any person other than the Company to the extent opined herein, and in particular have not considered any due diligence on any of the counterparties to the Transaction Documents, or enquired or investigated as to whether they hold appropriate licenses or approvals.

Execution of Documents

4.7                               We note the decision in the English case of R (on the application of Mercury Tax Ltd) v. Revenue and Customs Commissioners [2008] EWHC 2721. Although this decision will not be binding on the courts of Ireland it will be considered as persuasive authority. One of the decisions in that case would appear to indicate that a previously executed signature page from one document may not be transferred to another document, even where the documents in question are simply updated versions of the same document. Our Opinion is qualified by reference to the above referenced decision.

Guarantees

4.8                               The provision by a company of a guarantee or indemnity or any equivalent covenant to pay the debts of another person could be construed by the courts of Ireland as constituting the carrying on of an assurance business, particularly if the relevant company receives payment in consideration of the provision of that guarantee or indemnity.  In addition, it is an offence for a person to carry on an assurance business in Ireland without a licence, although following the repeal of Section 9 of the Insurance Act 1936 (as amended) it seems that a guarantee and/or indemnity given by a person who does not possess a licence would still be enforceable.  We are of the view that it is unlikely that the courts of Ireland would consider the giving of the guarantee and indemnity by the Company pursuant to the New Note Guarantees as constituting the carrying on of assurance business. We also note that the courts of Ireland have considered the giving of guarantees by group companies in the context of borrowings by another group company and have held that the directors of the guarantor may have regard to the interests of the group as a whole when deciding if it is to the commercial benefit of the guarantor to issue the guarantee. By implication, it would not be unreasonable to assume that the courts of Ireland do not consider the giving of a guarantee and indemnity in respect of another group company’s obligations as constituting the carrying on of assurance business. It should be noted that there has been UK caselaw to the effect that an isolated transaction could amount to carrying on business however, there has been contrasting caselaw in Ireland whereby it has been held that business “presupposes some sort of continuation of activity as contrasted with one or two isolated transactions”.

Sanctions

4.9                               If a party to any Transaction Document or to any transfer of, or payment in respect of, the Transaction Documents is controlled by or otherwise connected with a person (or is itself) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Union or Irish sanctions or sanctions under the Treaty on the Functioning of the European Union, as amended, or is otherwise the target of any such sanctions, then obligations to that party under the relevant Transaction Documents or in respect of the relevant transfer or payment may be unenforceable or void.

Disclosure

5.                                      This Opinion is addressed to you in connection with the registration of the New Notes and the New Note Guarantees with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the prospectus which is filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act of 1933.

Yours faithfully,

/s/ ARTHUR COX
ARTHUR COX

SCHEDULE

Transaction Documents

1.                                      Indenture, dated as of March 26, 2018, among the Issuer, the Company, Pentair plc (“Pentair”), Pentair Investments Switzerland GmbH (“Pentair Investments”) and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by the First Supplemental Indenture and Second Supplemental Indenture, each dated as of March 26, 2018, among the Issuer, the Company, Pentair, Pentair Investments and the Trustee, as further supplemented by the Third Supplemental Indenture, dated as of April 30, 2018, among the Issuer, the Guarantor and the Trustee (the “Indenture”);

2.                                      the New Note Guarantees; and

3.                                      a certificate of a director (the “Corporate Certificate”) of the Company dated 24 August 2018 attaching copies of:

(a)                                 the Company’s certificate of incorporation and certificates of incorporation on change of name;

(b)                                 the Company’s Constitution;

(c)                                  a list of the Company’s director(s) and company secretary;

(d)                                 a resolution of the board of directors of the Company dated 27 February 2018 (the “Resolutions”); and

(e)                                  specimen signatures of each person authorised to sign the Transaction Documents.

The documents listed at 1 to 2 above are collectively referred to as the “Transaction Documents”.